Skye Bioscience Appoints Puneet S. Arora, MD, as Chief Medical Officer

SAN DIEGO, CA, September 3, 2024 -- Skye Bioscience, Inc. (Nasdaq: SKYE) (“Skye”), a clinical-stage biopharmaceutical company focused on unlocking new therapeutic pathways for metabolic health, today announced the appointment of Puneet S. Arora, MD, MS, FACE, as Chief Medical Officer (CMO).

“We are thrilled to welcome Dr. Puneet Arora as the Chief Medical Officer at Skye at this pivotal moment in our journey, particularly with the initiation of the Phase 2 CBeyond™ obesity clinical trial for nimacimab, our differentiated CB1 inhibitor,” said Punit Dhillon, Skye’s CEO and Chair. “Dr. Arora is well-regarded in the industry, brings extensive experience in designing and executing clinical trials across multiple therapeutic areas, and has significant expertise in metabolic diseases such as obesity. Our purpose is to advance treatments that can significantly improve health outcomes and we look forward to leveraging his medical knowledge and deep understanding of regulatory and clinical development strategies in the metabolic field as we work toward that goal.”

Puneet S. Arora, MD, MS, FACE, is a board-certified physician in endocrinology, diabetes and metabolism. His career includes serving as a physician-scientist, drug developer and executive leader with more than 15 years of experience in designing and executing all phases of clinical trials across multiple therapeutic areas, regulatory submissions, and medical affairs in addition to fundraising with small biotech and large pharma.

Dr. Arora was CMO at Lassen Therapeutics (“Lassen”), a clinical-stage development company in the immunology and inflammation space. Dr. Arora joined Lassen at the preclinical stage, where he built the initial strategy that took Lassen’s lead molecule into the clinic and assisted in raising Series B funding and selecting an indication to establish proof-of-concept, these initiatives ultimately leading to the launch of a global Phase 2 study with required regulatory approvals.

Dr. Arora previously served as Head of Clinical Development at Principia Biopharma, a Sanofi company, where he led clinical development strategy and the design and execution of clinical studies across the company’s portfolio. He also served as Senior Medical Director, Early Clinical Development and Clinical Team Leader, Inflammation/Cardiovascular-Metabolism, at Genentech Research and Early Development. His role included leading global programs in metabolism (diabetes and obesity) and NASH.

Dr. Arora has authored or co-authored multiple peer-reviewed publications in high quality journals and presented at international scientific meetings, amongst his many accolades and accomplishments. Dr. Arora received his medical degree from the All India Institute of Medical Sciences, completed his residency in internal medicine at the Southern Illinois University School of Medicine, held a fellowship in endocrinology, diabetes and metabolism at NYU, and earned a Master’s Degree in Clinical Research from the Mayo Clinic as part of the Clinical Scientist Training Program. He was also a fellow in advanced diabetes at the Mayo Graduate School of Medicine.

“I have been following Skye’s progress for the past year and believe nimacimab has unique potential as an obesity therapeutic,” said Dr. Arora. “CB1 inhibition has broad evidence that its distinct attributes could potentially provide longer term, healthier outcomes for those seeking weight loss. Within the class, nimacimab is differentiated not only by its positive safety and tolerability profile but also by its potential to meaningfully impact the lives of patients struggling with obesity. I look forward to executing Skye’s Phase 2 CBeyond™ obesity trial to assess nimacimab as a monotherapy and explore its impact in combination with a GLP-1RA, and helping create and implement a broad strategic development plan for obesity and other metabolic diseases.”

Approval of Inducement Awards

In connection with the appointment of Dr. Arora as Chief Medical Officer of the Company, on September 3, 2024, Skye granted Dr. Arora a stock option to purchase 225,000 shares of Skye’s common stock under the Company’s 2024 Inducement Equity Incentive Plan (the “2024 Inducement Plan”), 25% of which will vest on September 3, 2025, and the remainder will vest in 36 equal monthly installments thereafter. Additionally, on September 3, 2024, Skye granted a non-qualified stock option award to purchase 13,500 shares of its common stock to one new non-executive employee under the 2024 Inducement Plan, 25% of which will vest on August 26, 2025, and the remainder will vest in 36 equal monthly installments thereafter. The stock options will have an exercise price equal to the closing price of Skye’s common stock on the Nasdaq Global Market on September 3, 2024. The stock option awards are subject to the terms and conditions of the 2024 Inducement Plan and the terms and conditions of a stock option agreement, as applicable, covering the respective grant. The equity awards were granted as an inducement material to each employee entering into employment with Skye in accordance with Nasdaq Listing Rule 5635(c)(4).

About Nimacimab

Nimacimab is a first-in-class humanized negative allosteric monoclonal antibody that inhibits CB1 signaling in the periphery as an inverse agonist. Inhibition of CB1 has shown anti-fibrotic, anti-inflammatory, and metabolic mechanisms of action with potential to address a broad range of diseases with unmet medical needs such as obesity, chronic kidney disease, and metabolic dysfunction-associated steatohepatitis (MASH).

In July 2024 Skye conducted an Obesity KOL event with key opinion leaders and Skye management which highlighted the mechanisms of peripheral CB1 inhibition and the attributes and potential role of nimacimab in the obesity therapeutic landscape. The presentation and a replay of the call are available on the Company’s website.

About Skye Bioscience

Skye is focused on unlocking new therapeutic pathways for metabolic health through the development of next-generation molecules that modulate G-protein coupled receptors. Skye's strategy leverages biologic targets with substantial human proof of mechanism for the development of first-in-class therapeutics with clinical and commercial differentiation. Skye is conducting a Phase 2 clinical trial (ClinicalTrials.gov: NCT06577090) in obesity for nimacimab, a negative allosteric modulating antibody that peripherally inhibits CB1. This study is also assessing the combination of nimacimab and a GLP-1R agonist (Wegovy®). For more information, please visit: www.skyebioscience.com. Connect with us on X and LinkedIn.

CONTACTS

Investor Relations
ir@skyebioscience.com
(858) 410-0266

LifeSci Advisors, Mike Moyer
mmoyer@lifesciadvisors.com
(617) 308-4306

Media Inquiries
LifeSci Communications, Michael Fitzhugh
mfitzhugh@lifescicomms.com
(628) 234-3889

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our product development, business strategy, the timing of clinical trials, the timing of receipt of interim and final data and the therapeutic potential of our therapeutic candidates. Such statements and other statements in this press release that are not descriptions of historical facts are forward-looking statements that are based on management’s current expectations and assumptions and are subject to risks and uncertainties. If such risks or uncertainties materialize or such assumptions prove incorrect, our business, operating results, financial condition, and stock price could be materially negatively affected. In some cases, forward-looking statements can be identified by terminology including “anticipated,” “plans,” “goal,” “focus,” “aims,” “intends,” “believes,” “can,” “could,” “challenge,” “predictable,” “will,” “would,” “may” or the negative of these terms or other comparable terminology. We operate in a rapidly changing environment, and new risks emerge from time to time. As a result, it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements the Company may make. Risks and uncertainties that may cause actual results to differ materially include, among others, our capital resources, uncertainty regarding the results of future testing and development efforts and other risks that are described in the Company’s periodic filings with the Securities and Exchange Commission, including in the “Risk Factors” section of Skye’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Except as expressly required by law, Skye disclaims any intent or obligation to update these forward-looking statements.